Exhibit 10.21

AMENDMENT 2012-2

TO

THE PEP BOYS SAVINGS PLAN

Pursuant to the authority previously delegated to it by the Board of Directors of The Pep Boys — Manny, Moe & Jack (the “Company”), the Benefits Plan Committee of the Company hereby amends The Pep Boys Savings Plan (the “Plan”) as follows:

1.                                      Section 7.2(b) of the Plan is hereby amended in its entirety to read as follows:

“(b)                           Notwithstanding Sections 5.2(a) and 8.4, all earnings and expenses, including commissions and transfer taxes, realized or incurred in connection with any investments pursuant to a Participant’s or Former Participant’s directions shall be credited or charged to the Participant’s or Former Participant’s Account for which the investment is made.  Effective as of January 1, 2012, a Participant or Former Participant who fails to designate an investment option for his Pre-Tax Contribution Account, Rollover Account and Matching Contribution Account, shall be deemed to have elected to have such Accounts invested in the age-appropriate Fidelity Freedom Fund.”

IN WITNESS WHEREOF, and as evidence of the adoption of this amendment set forth herein, the Committee has caused this instrument to be executed this 26th day of April, 2012.

Attest:	COMMITTEE FOR
THE PEP BOYS SAVINGS PLAN

/s/ Brian D. Zuckerman	By:	/s/ Bernard K. McElroy
Brian D. Zuckerman		Bernard K. McElroy
Senior Vice President		Vice President Finance & Treasurer
General Counsel & Secretary